Exhibit 32.01

CERTIFICATION PURSUANT TO

THE SARBANES-OXLEY ACT OF 2002

CHIEF EXECUTIVE OFFICER

I, Gary Herman, certify that:

In connection with the Quarterly Report on Form 10-Q of Tumbleweed Holdings, Inc. for the quarter ending September 30, 2014 (the "Report"), the undersigned officer of the Company, certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: December 15, 2014

/s/ Gary Herman

Gary Herman

Chief Executive Officer